UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2026

DATA443 RISK MITIGATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30542	86-0914051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Park Offices Drive, Suite 300-4133
Research Triangle Park, NC 27709

Registrant’s telephone number, including area code: (919) 526-1070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None. Data443’s common stock, par value $0.001 per share, is quoted on the OTC Markets under the symbol “ATDS” and is registered under Section 12(g) of the Exchange Act. [NTD: confirm par value and registration section against the most recent 10-K cover.]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Business Combination Agreement

On August 27, 2026, Data443 Risk Mitigation, Inc., a Nevada corporation (“Data443” or the “Company”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Four Leaf Acquisition Corporation, a Delaware corporation (“Parent”), and FORL Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Parent (“Merger Sub”).

The following description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by reference to the Business Combination Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Business Combination Agreement.

The Mergers

Pursuant to the Business Combination Agreement, prior to the effective time of the Parent Merger (as defined below), Parent will incorporate a new Nevada corporation (“NewCo”) as a direct wholly-owned subsidiary of Parent. Following such incorporation, Parent will merge with and into NewCo, with NewCo surviving such merger (the “Parent Merger”). At the effective time of the Parent Merger, each outstanding share of Parent common stock will be converted into one share of NewCo common stock, and each outstanding Parent warrant and right will become a corresponding security of NewCo.

Immediately following the Parent Merger, Merger Sub will merge with and into Data443, with Data443 surviving such merger (the “Merger,” and together with the Parent Merger, the “Mergers”) as a wholly-owned subsidiary of NewCo. Upon consummation of the Merger, the separate existence of Merger Sub will cease and Data443 will continue as the surviving corporation. NewCo is expected to apply for listing of its common stock on The Nasdaq Stock Market in connection with the transactions contemplated by the Business Combination Agreement (the “Transactions”).

Prior to the effective time of the Merger (the “Effective Time”), each outstanding share of Data443 preferred stock that is convertible into Data443 common stock will be converted into Data443 common stock in accordance with the terms of Data443’s governing documents. At the Effective Time, each share of Data443 common stock outstanding immediately prior to the Effective Time (other than dissenting shares, treasury shares and shares held by Data443) will be converted into the right to receive shares of NewCo common stock as described below.

Merger Consideration

The aggregate merger consideration to be issued in connection with the Merger (the “Aggregate Merger Consideration”) will be determined based on the equity value of Data443 and a reference value of $10.00 per share of NewCo common stock. The Aggregate Merger Consideration will be equal to the number of shares of NewCo common stock determined by dividing the equity value of Data443 by $10.00.

In addition, prior to the Effective Time, Data443 will consummate the conversion of not less than $10.0 million of its outstanding indebtedness into shares of Data443 common stock pursuant to conversion and exchange agreements with the holders thereof (the “Debt Conversion”). The shares of Data443 common stock issued in the Debt Conversion will participate in the Merger on the same basis as the other outstanding shares of Data443 common stock. If the aggregate amount of indebtedness converted in the Debt Conversion is less than $10.0 million, the Base Value will be reduced dollar-for-dollar by the amount of the shortfall.

At the Closing, NewCo will deposit with Continental Stock Transfer & Trust Company, as escrow agent, shares of NewCo common stock equal to 2% of the aggregate NewCo common stock otherwise issuable to Data443 stockholders as merger consideration (the “Indemnity Escrow Shares”), to be held and released in accordance with the Business Combination Agreement and the escrow agreement to be entered into at the Closing.

Conditions to Closing

The obligations of the parties to consummate the Transactions are subject to the satisfaction or waiver of customary and certain transaction-specific closing conditions, including, among other things: (i) the effectiveness of a registration statement on Form S-4 to be filed by NewCo and Parent; (ii) the approval of the Transactions by Parent’s stockholders, including approval by holders of a majority of the shares held by Parent stockholders unaffiliated with Parent’s sponsor and Mr. Jason Remillard; (iii) the approval of the Business Combination Agreement by Data443’s stockholders by written consent; (iv) the consummation of the Debt Conversion in respect of not less than $10.0 million of Data443 indebtedness; (v) the effectiveness of the Parent Merger and NewCo’s joinder to the Business Combination Agreement; (vi) approval of NewCo’s common stock for listing on Nasdaq; and (vii) the absence of any legal restraint prohibiting the Transactions. [NTD: conform clauses (ii) and (vi) to the Business Combination Agreement as executed.]

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations, warranties and covenants of the parties, including covenants regarding the operation of the parties’ respective businesses in the ordinary course prior to the Closing, exclusivity, the preparation and filing of the Form S-4 and other required filings, and efforts to satisfy the conditions to Closing. The representations and warranties generally do not survive the Closing, except as expressly provided in the Business Combination Agreement, which provides for a 2% indemnity escrow as described above.

Support Agreement

Concurrently with the execution of the Business Combination Agreement, certain stockholders of Data443, including Data443’s directors and officers who hold Data443 stock and certain stockholders beneficially owning more than 5% of Data443’s outstanding stock (including Mr. Jason Remillard), entered into (or will enter into) transaction support agreements with Parent, pursuant to which such stockholders agreed, among other things, to support and vote (or act by written consent) in favor of the Transactions and against alternative transactions. The form of Support Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Employment Agreement

At or prior to the Closing, Parent (or NewCo) and Mr. Jason Remillard, Data443’s founder, Chief Executive Officer and President, will enter into an employment agreement pursuant to which Mr. Remillard will serve as Chief Executive Officer and President of the post-combination company for a minimum term of three years following the Closing.

Certain Relationships

Mr. Jason Remillard, Data443’s founder, Chief Executive Officer, President, sole director and controlling stockholder, also serves as Chairman and Chief Executive Officer of Parent and controls Remcan Holdings LLC, which acquired a controlling membership interest in Parent’s sponsor, ALWA Sponsor, LLC, on August 2, 2026. The Business Combination Agreement and the Transactions were negotiated and approved on behalf of Parent by a special committee of Parent’s independent directors, which received an independent third-party valuation of Data443 and a fairness analysis from an independent financial advisory firm, and the Transactions are subject to the approval of Parent stockholders unaffiliated with Parent’s sponsor and Mr. Remillard, as described above. Data443’s entry into the Business Combination Agreement was approved by its board of directors. [NTD: conform this paragraph to the final governance record, including the special committee resolutions and the fairness opinion as delivered.]

Item 7.01. Regulation FD Disclosure.

On September 2, 2026, Data443 and Parent issued a joint press release announcing the execution of the Business Combination Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the proposed business combination among Parent, NewCo, Merger Sub and Data443. In connection with the Transactions, NewCo and Parent intend to file with the SEC a registration statement on Form S-4 (the “Registration Statement”), which will include a proxy statement of Parent and a prospectus of NewCo. The definitive proxy statement/prospectus will be sent to all Parent stockholders as of a record date to be established. Before making any voting or investment decision, investors and security holders are urged to read the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or to be filed with the SEC in connection with the Transactions, and any amendments or supplements thereto, because they will contain important information about the Transactions and the parties thereto.

Investors and security holders will be able to obtain free copies of the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Parent, NewCo and Data443 through the website maintained by the SEC at www.sec.gov. The documents filed by Data443 with the SEC also may be obtained free of charge upon written request to Data443 Risk Mitigation, Inc., 101 J Morris Commons Lane, Suite 105, Morrisville, North Carolina 27560.

Participants in the Solicitation

Parent, NewCo, Data443 and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Parent’s stockholders in connection with the Transactions. Information regarding Data443’s directors and executive officers is set forth in Data443’s Annual Report on Form 10-K for the year ended December 31, 2025 and its other filings with the SEC. Additional information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of Parent’s stockholders, including a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it becomes available. Free copies of these documents may be obtained as described in the preceding paragraphs.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Transactions, the anticipated timing thereof, the expected listing of NewCo common stock on Nasdaq, the Debt Conversion and the anticipated benefits of the Transactions. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the parties’ control, including: the risk that the Transactions may not be completed in a timely manner or at all; the failure to satisfy the conditions to Closing, including the receipt of the required approvals of Parent’s stockholders and Data443’s stockholders, the consummation of the Debt Conversion and the approval of NewCo’s Nasdaq listing application; the failure to realize the anticipated benefits of the Transactions; the amount of redemptions by Parent’s public stockholders; Data443’s history of losses, going-concern qualification and substantial indebtedness; the outcome of any legal proceedings that may be instituted in connection with the Transactions; and those other risks and uncertainties described in Data443’s filings with the SEC, including its Annual Report on Form 10-K, and in the Registration Statement when filed. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Neither Data443 nor Parent undertakes any obligation to update any forward-looking statement, except as required by law. Because the Transactions involve a special purpose acquisition company, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 is not available with respect to statements made in connection with the Transactions.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
2.1*	Business Combination Agreement, dated as of August 27, 2026, by and among Four Leaf Acquisition Corporation, FORL Merger Sub, Inc. and Data443 Risk Mitigation, Inc.
99.1	Joint Press Release, dated September 2, 2026 (furnished pursuant to Item 7.01)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATA443 RISK MITIGATION, INC.
Date: September 2, 2026
	By:	/s/ Jason Remillard
Jason Remillard
Chief Executive Officer and President